Exhibit 99.3

PRESS RELEASE
OZOP ENERGY SOLUTIONS 7 Katelyn Ct WARWICK, NY 10990 https://ozopenergy.com/ RUBENSTEIN PUBLIC RELATIONS CONTACT: BRIAN HYLAND, 212-305-3055 BHYLAND@RUBENSTEINPR.COM

FOR IMMEDIATE RELEASE

Ozop Energy Solutions Retains Rubenstein Public Relations as Agency of Record

Company That Invents, Designs, Develops, Manufactures, and Distributes Ultra-High-Power Chargers, Inverters, and Power Supplies for a Wide Variety of Energy Storage Applications Hires PR Firm as it Plans to Capture a Significant Share of the Rapidly Growing Renewable Energy Market

NEW YORK – April 21, 2021 – Ozop Energy Solutions (OTCMKTS: OZSC) (https://ozopenergy.com/), a Warwick, NY, based Company that invents, designs, develops, manufactures, and distributes ultra-high-power chargers, inverters, and power supplies for a wide variety of applications in the defense, heavy industrial, aircraft ground support, maritime and other sectors, announced that it has retained Rubenstein Public Relations (www.rubensteinpr.com) as the Company’s agency of record.

In its effort to capture a significant share of the rapidly growing renewable energy market as a provider of assets and infrastructure needed to store energy, Ozop Energy Solutions plans to leverage Rubenstein Public Relations’ long-standing media connections and expertise in the energy, transportation, logistics and technology industries, along with the firm’s decades of experience in crafting corporate messaging and developing brand positioning to generate exceptional media results.

“Rubenstein Public Relations has become one of the leading PR firms in the renewable energy sector, known for maintaining strong media relationships and creating comprehensive branding and messaging strategies that consistently generate successful business results,” said Brian Conway, Chief Executive Officer of Ozop Energy Solutions. “We look forward to partnering with RPR as we continue to grow our offerings and expand our footprint in the sector.”

Rubenstein Public Relations President Richard Rubenstein said, “Ozop Energy is in prime position to capitalize on the expected logistical and technological boom across the green energy sector, being driven by the world’s need and desire for sustainable, renewable energy. As the sector continues to grow, we expect Ozop Energy Solutions to be the energy storage industry leader.”

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About Rubenstein Public Relations:

Rubenstein Public Relations is a leading full-service agency based in New York that produces high-profile communications campaigns through branding and messaging, media relations, creative content, and business development. Our comprehensive strategy, savvy media expertise, and proactive approach shapes and markets a brand’s core attributes to generate meaningful results for clients. Rubenstein Public Relations represents some of the world’s most prominent names in the real estate, business, luxury lifestyle, entertainment, technology, healthcare, and non-profit sectors (http://www.rubensteinpr.com).

About Ozop Energy Solutions:

Ozop Energy Solutions (OZSC) (http://ozopenergy.com/) invents, designs, develops, manufactures, and distributes ultra-high-power chargers, inverters, and power supplies for a wide variety of applications in the defense, heavy industrial, aircraft ground support, maritime and other sectors. Our strategy focuses on capturing a significant share of the rapidly growing renewable energy market as a provider of assets and infrastructure needed to store energy.

Safe Harbor Statement:

This press release contains or may contain, among other things, certain forward-looking statements. Such forward-looking statements involve significant risks and uncertainties. Such statements may include, without limitation, statements with respect to the company’s plans, objectives, projections, expectations and intentions and other statements identified by words such as “projects,” “may,” “will,” “could,” “would,” “should,” “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “potential” or similar expressions. These statements are based upon the current beliefs and expectations of the company’s management and are subject to significant risks and uncertainties, including those detailed in the company’s filings with the Securities and Exchange Commission. Actual results may differ significantly from those set forth in the forward-looking statements. These forward-looking statements involve certain risks and uncertainties that are subject to change based on various factors (many of which are beyond the company’s control). The company undertakes no obligation to publicly update any forward-looking statements, whether because of new information, future events or otherwise, except as required by applicable law.

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Media Contact:

Brian Hyland

212-805-3055

Bhyland@rubensteinpr.com

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